Exhibit 99.1

UNITY BANCORP INC

For Immediate Release
Unity Bancorp, Inc. (NASDAQ: UNTY)
April 11, 2025

News Media & Financial Analyst Contact:
George Boyan, EVP & CFO
(908) 713-4565

Unity Bancorp Reports Quarterly Earnings of $11.6 Million

Net Income
(In Millions)
$12.0
$11.5
$11.0
$10.5
$10.0
$9.5
$9.0
$8.5
9.6
9.5
10.9
11.5
11.6
1Q 24
2Q 24
3Q 24
4Q 24
1Q 25

Dil. EPS
$1.13
$0.00 Q/Q
ROA
1.83%
0 bps Q/Q
ROE
15.56%
21 bps Q/Q
NIM
4.46%
9 bps Q/Q

James A. Hughes, President & CEO, commented on the financial results:

"We are pleased to announce another strong quarter for Unity Bancorp, Inc. We earned $11.6 million in net income, or $1.13 per diluted share, representing 1.83% ROA and 15.56% ROE.

Our Commercial and Residential lending had strong originations, growing loans by $84.5 million in the first quarter, a 3.74% increase from year-end. Our Retail division also demonstrated their deposit gathering capabilities, with customer deposits (ex-brokered deposits) increasing by $90.7 million, or 4.82%, quarter over quarter. We will continue to diligently manage our balance sheet, and aim to fund future credit growth by growing deposits in tandem. Furthermore, we will continue to maintain disciplined credit-risk management, by underwriting credits to conservative loan-to-value and debt-service-coverage levels, as well as swiftly addressing delinquency and non-performing asset scenarios as they arise.

Despite the recent volatility seen in the capital markets primarily due to the implementation of tariffs, as a community bank we do not see any adverse impacts on prospective loan demand. A portion of our small business customers are poised to benefit from tariffs on foreign goods. Further, to the extent that our customers are negatively impacted, we are on standby and will remain a trusted advisor to help them navigate any potential difficulties. Our balance sheet growth highlights Unity's commitment to providing financial services that support economic development in our local communities. Our motto "Growing With You" has never been more relevant. The relentless dedication of our employees to delivering best-in-class customer service has driven these impressive financial results."

Clinton, NJ -- Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income of $11.6 million, or $1.13 per diluted share, for the quarter ended March 31, 2025, compared to net income of $11.5 million, or $1.13 per diluted share for the quarter ended December 31, 2024. This represents a 0.8% increase in net income.

First Quarter Earnings Highlights

●	Net interest income, the primary driver of earnings, was $27.3 million for the quarter ended March 31, 2025, an increase of $0.8 million, as compared to $26.5 million for the quarter ended December 31, 2024. Net interest margin (“NIM”) increased 9 basis points to 4.46% for the quarter ended March 31, 2025, compared to the quarter ended December 31, 2024. The increase was primarily due to the cost of interest-bearing liabilities decreasing, complemented by an increase in the yield on interest-earning assets.
●	The provision for credit losses on loans was $1.4 million for the quarter ended March 31, 2025, compared to $0.5 million for the quarter ended December 31, 2024. The provision in the current quarter was primarily driven by loan growth.
●	There was no provision for credit losses on Available For Sale (“AFS”) debt securities for the quarter ended March 31, 2025, as compared to a provision of $0.9 million for the quarter ended December 31, 2024. During the quarter ended March 31, 2025, Unity entered into a modification agreement with the issuer of the troubled AFS debt security. Prior to the modification, Unity held the $5.0 million par of the original senior debt security. As a component of the modification agreement, $2.1 million par of senior debt was converted to common equity of the issuer. The common equity was held as restricted equity as of March 31, 2025.
●	Noninterest income was $2.1 million for the quarter ended March 31, 2025, compared to $1.9 million for the quarter ended December 31, 2024. The $0.2 million increase was primarily due to increased service & loan fee income. This increase was offset by lower gains on sale of mortgage loans. The Bank sold $1.2 million of SBA loans during the quarter ended March 31, 2025, compared to $0.4 million during the quarter ended December 31, 2024. Additionally, the Bank sold $1.0 million of AFS debt securities during the quarter ended March 31, 2025 and realized an $11 thousand loss.
●	Noninterest expense was $12.6 million for the quarter ended March 31, 2025, level with the quarter ended December 31, 2024. During the quarter ended March 31, 2025, there were one-time expenses of $0.2 million related to the resignation of a Director. The resignation was not in connection with any disagreement with the Company or the Bank. For the quarter ending March 31, 2025, employee benefits recorded in the Salaries and Benefits line item, were $1.2 million, compared to $1.7 million for the quarter ended December 31, 2024.
●	The effective tax rate was 24.8% for the quarter ended March 31, 2025, compared to 20.6% for the quarter ended December 31, 2024.

Balance Sheet Highlights

●	Total gross loans increased $84.5 million, or 3.7%, from December 31, 2024, primarily due to increases in the commercial and mortgage loan categories. This was partially offset by decreases in the residential construction category.
●	As of March 31, 2025, the allowance for credit losses as a percentage of gross loans was 1.18%.
●	Total deposits increased $75.1 million, or 3.6%, from December 31, 2024. As of March 31, 2025, 20.0% of total deposits were uninsured or uncollateralized. The Company’s deposit composition as of March 31, 2025, consisted of 20.9% in noninterest bearing demand deposits, 17.4% in interest-bearing demand deposits, 22.7% in savings deposits and 39.0% in time deposits.
●	As of March 31, 2025, investments comprised 5.1% of total assets. Available for sale debt securities (“AFS”) were $90.4 million or 3.3% of total assets. Held to maturity (“HTM”) debt securities were $40.9 million or 1.5% of total assets. As of March 31, 2025, pre-tax net unrealized losses on AFS and HTM were $2.8 million and $6.5 million, respectively. These pre-tax unrealized losses represent approximately 2.9% of the Company’s Tier 1 capital. Equity securities were $10.7 million or 0.4% of total assets as of March 31, 2025, of which $0.8 million represented restricted equity, net of valuation allowance.
●	Borrowed funds increased $22.8 million from December 31, 2024. Borrowed funds were entirely comprised of borrowings from the FHLB.
●	Shareholders’ equity was $306.1 million as of March 31, 2025, compared to $295.6 million as of December 31, 2024. The $10.5 million increase was primarily driven by 2025 earnings, partially offset by dividend payments. Unity Bancorp did not repurchase any shares during the three months ended March 31, 2025.
●	Book value per common share was $30.38 as of March 31, 2025, compared to $29.48 as of December 31, 2024. This increase primarily reflects earnings partially offset by dividend payouts.
●	Below is a summary of Unity Bancorp’s regulatory capital ratios:
o	The Leverage Ratio increased 10 basis points to 12.32% at March 31, 2025, compared to 12.22% at December 31, 2024.
o	The Common Equity Tier 1 Capital Ratio decreased 3 basis points to 13.87% at March 31, 2025, compared to 13.90% at December 31, 2024.
o	The Tier 1 Capital Ratio decreased 4 basis points to 14.33% at March 31, 2025, compared to 14.37% at December 31, 2024.

o	The Total Capital Ratio decreased 4 basis points, to 15.58% at March 31, 2025, compared to 15.62% at December 31, 2024.
●	At March 31, 2025, the Company held $211.6 million of cash and cash equivalents. The Company also maintained approximately $522.2 million of funding available from various sources, including the FHLB, FRB Discount Window and other lines of credit. Additionally, the Company has the ability to pledge additional securities to further increase borrowing capacity. Total available funding plus cash on hand represented 168.8% of uninsured or uncollateralized deposits.
●	As of March 31, 2025, nonaccrual assets were $18.0 million, compared to $15.0 million as of December 31, 2024. As of March 31, 2025, nonaccrual assets included $1.1 million related to AFS debt securities. The ratio of nonaccrual loans to total loans was 0.72% as of March 31, 2025. The ratio of nonaccrual assets to total assets was 0.65% as of March 31, 2025.

Other Highlights

❖	In March 2025, Unity Bank once again, received a 5-Star Superior rating from BauerFinancial. A 5-Star Superior rating indicates that Unity Bank is one of the strongest banks in the nation, excelling in the areas of capital, loan qualify, profitability and more.

Unity Bancorp, Inc. is a financial services organization headquartered in Clinton, New Jersey, with approximately $2.8 billion in assets and $2.2 billion in deposits.  Unity Bank, the Company’s wholly owned subsidiary, provides financial services to retail, corporate and small business customers through its robust branch network located in Bergen, Hunterdon, Middlesex, Morris, Ocean, Somerset, Union, and Warren Counties in New Jersey and Northampton County in Pennsylvania.  For additional information about Unity, visit our website at www.unitybank.com , or call 800-618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the Company’s control that could impede its ability to achieve these goals.  These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as amended or supplemented by our subsequent filings with the SEC, as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, results of regulatory exams, and the impact of any health crisis or national disasters on the Bank, its employees and customers, among other factors.

UNITY BANCORP, INC.

SUMMARY FINANCIAL HIGHLIGHTS

March 31, 2025

				March 31, 2025 vs.
				December 31, 2024	March 31, 2024
(In thousands, except percentages and per share amounts)	March 31, 2025	December 31, 2024	March 31, 2024%		%
BALANCE SHEET DATA
Total assets	$2,767,943	$2,654,017	$2,568,088	4.3%	7.8%
Total deposits	2,175,398	2,100,313	1,961,270	3.6	10.9
Total gross loans	2,345,130	2,260,657	2,174,457	3.7	7.8
Total securities	142,092	145,028	138,702	(2.0)	2.4
Total shareholders' equity	306,142	295,583	266,761	3.6	14.8
Allowance for credit losses	27,651	26,788	26,080	3.2	6.0

FINANCIAL DATA - QUARTER TO DATE
Income before provision for income taxes	$15,424	$14,489	$12,784	6.5	20.7
Provision for income taxes	3,826	2,984	3,198	28.2	19.6
Net income	$11,598	$11,505	$9,586	0.8	21.0

Net income per common share - Basic	$1.15	$1.15	$0.95	-	21.1
Net income per common share - Diluted	1.13	1.13	0.93	-	21.5

PERFORMANCE RATIOS - QUARTER TO DATE (annualized)
Return on average assets	1.83%	1.83%	1.58%
Return on average equity	15.56	15.77	14.49
Efficiency ratio**	42.89	44.44	47.57
Cost of funds	2.46	2.51	2.65
Net interest margin	4.46	4.37	4.09
Noninterest expense to average assets	1.99	2.01	2.00

SHARE INFORMATION
Market price per share	$40.70	$43.61	$27.60	(6.7)	47.5
Dividends paid (QTD)	0.14	0.13	0.13	7.7	7.7
Book value per common share	30.38	29.48	26.56	3.1	14.4
Average diluted shares outstanding (QTD)	10,247	10,204	10,276	0.4	(0.3)

UNITY BANCORP CAPITAL RATIOS
Total equity to total assets	11.06%	11.14%	10.39%	(0.7)	6.4
Leverage ratio	12.32	12.22	11.39	0.8	8.2
Common Equity Tier 1 Capital Ratio	13.87	13.90	12.90	(0.2)	7.5
Risk-based Tier 1 Capital Ratio	14.33	14.37	13.38	(0.3)	7.1
Risk-based Total Capital Ratio	15.58	15.62	14.63	(0.3)	6.5

CREDIT QUALITY AND RATIOS
Nonaccrual assets	$17,990	$15,046	$16,890	19.6	6.5
QTD annualized net (chargeoffs) to QTD average loans	(0.09)%	(0.12)%	(0.08)%
Allowance for credit losses to total loans	1.18	1.18	1.20
Nonaccrual loans to total loans	0.72	0.58	0.78
Nonaccrual assets to total assets	0.65	0.57	0.66

** The efficiency ratio is a non-GAAP measure, calculated based on the noninterest expense divided by the sum of net interest income plus non interest income, excluding net gains and losses on securities.

UNITY BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

March 31, 2025

				March 31, 2025 vs.
				December 31, 2024	March 31, 2024
(In thousands, except percentages)	March 31, 2025	December 31, 2024	March 31, 2024%		%

ASSETS
Cash and due from banks	$26,378	$20,206	$20,619	30.5%	27.9%
Interest-bearing deposits	185,215	160,232	162,367	15.6	14.1
Cash and cash equivalents	211,593	180,438	182,986	17.3	15.6
Securities:
Debt securities available for sale, at market value, net of valuation allowance	90,438	93,884	94,682	(3.7)	(4.5)
Debt securities held to maturity, at book value	40,947	41,294	36,089	(0.8)	13.5
Equity securities, at market value, net of restricted shares' valuation allowance	10,707	9,850	7,931	8.7	35.0
Total securities	142,092	145,028	138,702	(2.0)	2.4
Loans:
Loans held for sale	14,000	12,163	18,439	15.1	(24.1)
SBA loans held for investment	36,686	36,859	39,009	(0.5)	(6.0)
SBA PPP loans	1,307	1,450	2,168	(9.9)	(39.7)
Commercial loans	1,486,854	1,411,629	1,291,319	5.3	15.1
Residential mortgage loans	654,250	630,927	627,464	3.7	4.3
Consumer loans	78,620	76,711	72,275	2.5	8.8
Residential construction loans	73,413	90,918	123,783	(19.3)	(40.7)
Total loans	2,345,130	2,260,657	2,174,457	3.7	7.8
Allowance for credit losses	(27,651)	(26,788)	(26,080)	3.2	6.0
Net loans	2,317,479	2,233,869	2,148,377	3.7	7.9
Premises and equipment, net	18,715	18,778	19,281	(0.3)	(2.9)
Bank owned life insurance ("BOLI")	25,925	25,773	25,295	0.6	2.5
Deferred tax assets	14,627	14,106	12,681	3.7	15.3
Federal Home Loan Bank ("FHLB") stock	13,583	12,507	15,896	8.6	(14.6)
Accrued interest receivable	12,998	12,691	13,165	2.4	(1.3)
Goodwill	1,516	1,516	1,516	-	-
Prepaid expenses and other assets	9,415	9,311	10,189	1.1	(7.6)
Total assets	$2,767,943	$2,654,017	$2,568,088	4.3%	7.8%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$454,425	$440,803	$395,520	3.1%	14.9%
Interest-bearing demand	351,485	321,780	325,174	9.2	8.1
Savings	491,449	491,175	504,210	0.1	(2.5)
Brokered deposits	202,323	217,931	235,755	(7.2)	(14.2)
Time deposits	675,716	628,624	500,611	7.5	35.0
Total deposits	2,175,398	2,100,313	1,961,270	3.6	10.9
Borrowed funds	243,292	220,504	299,397	10.3	(18.7)
Subordinated debentures	10,310	10,310	10,310	-	-
Accrued interest payable	2,147	1,702	1,551	26.1	38.4
Accrued expenses and other liabilities	30,654	25,605	28,799	19.7	6.4
Total liabilities	2,461,801	2,358,434	2,301,327	4.4	7.0
Shareholders' equity:
Common stock	104,033	103,936	101,676	0.1	2.3
Retained earnings	237,518	227,331	199,380	4.5	19.1
Treasury stock, at cost	(33,577)	(33,577)	(31,443)	-	6.8
Accumulated other comprehensive loss	(1,832)	(2,107)	(2,852)	(13.1)	(35.8)
Total shareholders' equity	306,142	295,583	266,761	3.6	14.8
Total liabilities and shareholders' equity	$2,767,943	$2,654,017	$2,568,088	4.3%	7.8%

Shares issued	11,666	11,616	11,555
Shares outstanding	10,076	10,026	10,044
Treasury shares	1,590	1,590	1,511

*NM=Not meaningful

UNITY BANCORP, INC.

QTD CONSOLIDATED STATEMENTS OF INCOME

March 31, 2025

				March 31, 2025 vs.
	For the three months ended			December 31, 2024		March 31, 2024

(In thousands, except percentages and per share amounts)	March 31, 2025	December 31, 2024	March 31, 2024	$	%	$	%
INTEREST INCOME
Interest-bearing deposits	$332	$484	$420	$(152)	(31.4)%	$(88)	(21.0)%
FHLB stock	182	164	280	18	11.0	(98)	(35.0)
Securities:
Taxable	1,786	1,809	1,849	(23)	(1.3)	(63)	(3.4)
Tax-exempt	18	17	18	1	5.9	-	-
Total securities	1,804	1,826	1,867	(22)	(1.2)	(63)	(3.4)
Loans:
SBA loans	929	1,096	1,333	(167)	(15.2)	(404)	(30.3)
SBA PPP loans	5	5	8	-	-	(3)	(37.5)
Commercial loans	24,260	23,500	20,830	760	3.2	3,430	16.5
Residential mortgage loans	9,947	9,578	9,219	369	3.9	728	7.9
Consumer loans	1,346	1,379	1,402	(33)	(2.4)	(56)	(4.0)
Residential construction loans	1,996	2,232	2,578	(236)	(10.6)	(582)	(22.6)
Total loans	38,483	37,790	35,370	693	1.8	3,113	8.8
Total interest income	40,801	40,264	37,937	537	1.3	2,864	7.5
INTEREST EXPENSE
Interest-bearing demand deposits	1,622	1,653	1,710	(31)	(1.9)	(88)	(5.1)
Savings deposits	2,593	2,909	3,144	(316)	(10.9)	(551)	(17.5)
Brokered deposits	1,787	1,896	2,295	(109)	(5.7)	(508)	(22.1)
Time deposits	6,415	6,200	4,699	215	3.5	1,716	36.5
Borrowed funds and subordinated debentures	1,133	1,116	2,248	17	1.5	(1,115)	(49.6)
Total interest expense	13,550	13,774	14,096	(224)	(1.6)	(546)	(3.9)
Net interest income	27,251	26,490	23,841	761	2.9	3,410	14.3
Provision for credit losses, loans	1,358	470	641	888	188.9	717	111.9
(Release) Provision for credit losses, off-balance sheet	(41)	(65)	2	24	*NM	(43)	*NM
Provision for credit losses, AFS securities	-	895	-	(895)	*NM	-	-
Net interest income after provision for credit losses	25,934	25,190	23,198	744	3.0	2,736	11.8
NONINTEREST INCOME
Branch fee income	447	463	243	(16)	(3.5)	204	84.0
Service and loan fee income	864	488	457	376	77.0	407	89.1
Gain on sale of SBA loans held for sale, net	139	47	238	92	195.7	(99)	(41.6)
Gain on sale of mortgage loans, net	168	353	320	(185)	(52.4)	(152)	(47.5)
BOLI income	151	155	65	(4)	(2.6)	86	132.3
Net securities (losses) gains	(49)	14	54	(63)	*NM	(103)	*NM
Other income	381	396	341	(15)	(3.8)	40	11.7
Total noninterest income	2,101	1,916	1,718	185	9.7	383	22.3
NONINTEREST EXPENSE
Compensation and benefits	7,902	7,997	7,357	(95)	(1.2)	545	7.4
Processing and communications	986	859	906	127	14.8	80	8.8
Occupancy	880	790	798	90	11.4	82	10.3
Furniture and equipment	746	834	684	(88)	(10.6)	62	9.1
Professional services	364	517	436	(153)	(29.6)	(72)	(16.5)
Advertising	391	348	400	43	12.4	(9)	(2.3)
Loan related expenses	46	179	384	(133)	(74.3)	(338)	(88.0)
Deposit insurance	241	195	339	46	23.6	(98)	(28.9)
Director fees	495	246	247	249	101.2	248	100.4
Other expenses	560	652	581	(92)	(14.1)	(21)	(3.6)
Total noninterest expense	12,611	12,617	12,132	(6)	-	479	3.9
Income before provision for income taxes	15,424	14,489	12,784	935	6.5	2,640	20.7
Provision for income taxes	3,826	2,984	3,198	842	28.2	628	19.6
Net income	$11,598	$11,505	$9,586	$93	0.8%	$2,012	21.0%

Effective tax rate	24.8%	20.6%	25.0%

Net income per common share - Basic	$1.15	$1.15	$0.95

Net income per common share - Diluted	1.13	1.13	0.93

Weighted average common shares outstanding - Basic	10,054	10,002	10,127
Weighted average common shares outstanding - Diluted	10,247	10,204	10,276
*NM=Not meaningful

UNITY BANCORP, INC.

QUARTER TO DATE NET INTEREST MARGIN

March 31, 2025

	For the three months ended
(Dollar amounts in thousands, interest amounts and	March 31, 2025			March 31, 2024
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$30,259	$332	4.45%	$30,685	$420	5.50%
FHLB stock	7,459	182	9.90	11,000	280	10.23
Securities:
Taxable	142,847	1,786	5.00	134,874	1,849	5.48
Tax-exempt	1,596	18	4.59	1,658	18	4.47
Total securities (A)	144,443	1,804	5.00	136,532	1,867	5.47
Loans:
SBA loans	48,286	929	7.70	58,120	1,333	9.17
SBA PPP loans	1,352	5	1.36	2,215	8	1.38
Commercial loans	1,446,998	24,260	6.71	1,281,600	20,830	6.43
Residential mortgage loans	639,742	9,947	6.22	625,451	9,219	5.90
Consumer loans	75,156	1,346	7.16	70,250	1,402	7.90
Residential construction loans	84,414	1,996	9.46	129,720	2,578	7.86
Total loans (B)	2,295,948	38,483	6.70	2,167,356	35,370	6.46
Total interest-earning assets	$2,478,109	$40,801	6.68%	$2,345,573	$37,937	6.51%

Noninterest-earning assets:
Cash and due from banks	23,117			23,220
Allowance for credit losses	(27,455)			(26,059)
Other assets	91,553			94,001
Total noninterest-earning assets	87,215			91,162
Total assets	$2,565,324			$2,436,735

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$341,991	$1,622	1.92%	$324,829	$1,710	2.12%
Savings deposits	495,051	2,593	2.12	503,071	3,144	2.51
Brokered deposits	213,517	1,787	3.39	243,592	2,295	3.79
Time deposits	637,936	6,415	4.08	465,166	4,699	4.06
Total interest-bearing deposits	1,688,495	12,417	2.98	1,536,658	11,848	3.10
Borrowed funds and subordinated debentures	119,135	1,133	3.80	201,335	2,248	4.41
Total interest-bearing liabilities	$1,807,630	$13,550	3.04%	$1,737,993	$14,096	3.26%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	425,569			403,847
Other liabilities	29,833			28,747
Total noninterest-bearing liabilities	455,402			432,594
Total shareholders' equity	302,292			266,148
Total liabilities and shareholders' equity	$2,565,324			$2,436,735

Net interest spread		$27,251	3.64%		$23,841	3.25%
Tax-equivalent basis adjustment		-			-
Net interest income		$27,251			$23,841
Net interest margin			4.46%			4.09%

(A)	Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis, assuming a federal tax rate of 21 percent.
(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTER TO DATE NET INTEREST MARGIN

March 31, 2025

	For the three months ended
(Dollar amounts in thousands, interest amounts and	March 31, 2025			December 31, 2024
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$30,259	$332	4.45%	$40,656	$484	4.73%
FHLB stock	7,459	182	9.90	7,303	164	8.96
Securities:
Taxable	142,847	1,786	5.00	142,096	1,809	5.09
Tax-exempt	1,596	18	4.59	1,588	17	4.47
Total securities (A)	144,443	1,804	5.00	143,684	1,826	5.09
Loans:
SBA loans	48,286	929	7.70	51,761	1,096	8.47
SBA PPP loans	1,352	5	1.36	1,497	5	1.33
Commercial loans	1,446,998	24,260	6.71	1,379,993	23,500	6.66
Residential mortgage loans	639,742	9,947	6.22	622,623	9,578	6.15
Consumer loans	75,156	1,346	7.16	73,087	1,379	7.39
Residential construction loans	84,414	1,996	9.46	92,648	2,232	9.43
Total loans (B)	2,295,948	38,483	6.70	2,221,609	37,790	6.66
Total interest-earning assets	$2,478,109	$40,801	6.68%	$2,413,252	$40,264	6.64%

Noninterest-earning assets:
Cash and due from banks	23,117			23,089
Allowance for credit losses	(27,455)			(27,292)
Other assets	91,553			92,772
Total noninterest-earning assets	87,215			88,569
Total assets	$2,565,324			$2,501,821

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$341,991	$1,622	1.92%	$325,151	$1,653	2.02%
Savings deposits	495,051	2,593	2.12	510,725	2,909	2.27
Brokered deposits	213,517	1,787	3.39	218,755	1,896	3.45
Time deposits	637,936	6,415	4.08	579,519	6,200	4.26
Total interest-bearing deposits	1,688,495	12,417	2.98	1,634,150	12,658	3.08
Borrowed funds and subordinated debentures	119,135	1,133	3.80	115,314	1,116	3.79
Total interest-bearing liabilities	$1,807,630	$13,550	3.04%	$1,749,464	$13,774	3.13%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	425,569			431,034
Other liabilities	29,833			31,032
Total noninterest-bearing liabilities	455,402			462,066
Total shareholders' equity	302,292			290,291
Total liabilities and shareholders' equity	$2,565,324			$2,501,821

Net interest spread		$27,251	3.64%		$26,490	3.51%
Tax-equivalent basis adjustment		-			-
Net interest income		$27,251			$26,490
Net interest margin			4.46%			4.37%

(A)	Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis, assuming a federal tax rate of 21 percent.
(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTERLY ALLOWANCE FOR CREDIT LOSSES AND LOAN QUALITY SCHEDULES

March 31, 2025

Amounts in thousands, except percentages	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$26,788	$27,002	$26,107	$26,080	$25,854
Provision for credit losses on loans	1,358	470	1,029	266	641
	28,146	27,472	27,136	26,346	26,495
Less: Chargeoffs
SBA loans	350	300	70	-	-
Commercial loans	2	350	46	138	98
Residential mortgage loans	130	150	-	-	-
Consumer loans	50	93	68	130	70
Residential construction loans	-	-	-	-	277
Total chargeoffs	532	893	184	268	445
Add: Recoveries
SBA loans	5	26	7	6	8
Commercial loans	5	171	9	12	12
Residential mortgage loans	-	-	-	-	-
Consumer loans	27	12	34	11	10
Residential construction loans	-	-	-	-	-
Total recoveries	37	209	50	29	30
Net (chargeoffs)/recoveries	(495)	(684)	(134)	(239)	(415)
Balance, end of period	$27,651	$26,788	$27,002	$26,107	$26,080

ASSET QUALITY INFORMATION:

Nonaccrual loans:
SBA loans	$3,231	$3,850	$3,646	$3,813	$3,542
Commercial loans	4,821	2,974	3,674	2,321	2,415
Residential mortgage loans	8,622	5,711	5,053	5,336	7,440
Consumer loans	-	-	100	105	366
Residential construction loans	171	547	547	547	3,127
Total nonaccrual loans	16,845	13,082	13,020	12,122	16,890
Debt securities available for sale, net of valuation allowance	1,145	1,964	2,859	3,071	-
Nonaccrual assets	17,990	15,046	15,879	15,193	16,890

Loans 90 days past due & still accruing	$1,123	$760	$-	$373	$138

Nonaccrual loans to total loans	0.72%	0.58%	0.59%	0.56%	0.78
Nonaccrual assets to total assets	0.65	0.57	0.60	0.58	0.66

Allowance for credit losses to:
Total loans at quarter end	1.18%	1.18%	1.22%	1.20%	1.20
Total nonperforming loans	164.15	204.77	207.39	215.37	154.41

UNITY BANCORP, INC.

QUARTERLY FINANCIAL DATA

March 31, 2025

(In thousands, except %'s, employee, office and per share amounts)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
SUMMARY OF INCOME:
Total interest income	$40,801	$40,264	$39,550	$37,987	$37,937
Total interest expense	13,550	13,774	14,694	14,563	14,096
Net interest income	27,251	26,490	24,856	23,424	23,841
Provision for credit losses	1,317	1,300	1,080	926	643
Net interest income after provision for credit losses	25,934	25,190	23,776	22,498	23,198
Total noninterest income	2,101	1,916	2,803	2,032	1,718
Total noninterest expense	12,611	12,617	12,012	11,980	12,132
Income before provision for income taxes	15,424	14,489	14,567	12,550	12,784
Provision for income taxes	3,826	2,984	3,662	3,096	3,198
Net income	$11,598	$11,505	$10,905	$9,454	$9,586

Net income per common share - Basic	$1.15	$1.15	$1.09	$0.94	$0.95
Net income per common share - Diluted	1.13	1.13	1.07	0.92	0.94

COMMON SHARE DATA:
Market price per share	$40.70	$43.61	$34.06	$29.57	$27.60
Dividends paid	0.14	0.13	0.13	0.13	0.13
Book value per common share	30.38	29.48	28.48	27.41	26.56

Weighted average common shares outstanding - Basic	10,054	10,002	9,978	10,016	10,127
Weighted average common shares outstanding - Diluted	10,247	10,204	10,148	10,149	10,276
Issued common shares	11,666	11,616	11,570	11,555	11,555
Outstanding common shares	10,076	10,026	9,980	9,975	10,044
Treasury shares	1,590	1,590	1,590	1,580	1,511

PERFORMANCE RATIOS (Annualized):
Return on average assets	1.83%	1.83%	1.76%	1.56%	1.58%
Return on average equity	15.56	15.77	15.55	14.07	14.49
Efficiency ratio**	42.89	44.44	44.23	47.10	47.57

BALANCE SHEET DATA:
Total assets	$2,767,943	$2,654,017	$2,635,319	$2,597,707	$2,568,088
Total securities	142,092	145,028	143,712	145,187	138,702
Total loans	2,345,130	2,260,657	2,217,393	2,170,535	2,174,457
Allowance for credit losses	27,651	26,788	27,002	26,107	26,080
Total deposits	2,175,398	2,100,313	2,046,137	2,010,831	1,961,270
Total shareholders' equity	306,142	295,583	284,257	273,395	266,761

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	6.68%	6.64%	6.62%	6.51%	6.51%
Interest-bearing liabilities	3.04	3.13	3.34	3.37	3.26
Net interest spread	3.64	3.51	3.28	3.14	3.25
Net interest margin	4.46	4.37	4.16	4.01	4.09

CREDIT QUALITY:
Nonaccrual assets	$17,990	$15,046	$15,879	$15,193	$16,890
QTD annualized net (chargeoffs) to QTD average loans	(0.09)%	(0.12)%	(0.02)%	(0.04)%	(0.08)%
Allowance for credit losses to total loans	1.18	1.18	1.22	1.20	1.20
Nonaccrual loans to total loans	0.72	0.58	0.59	0.56	0.78
Nonaccrual assets to total assets	0.65	0.57	0.60	0.58	0.66

UNITY BANCORP CAPITAL RATIOS:
Total equity to total assets	11.06%	11.14%	10.79%	10.52%	10.39%
Leverage ratio	12.32	12.22	11.94	11.67	11.39
Common Equity Tier 1 Capital Ratio	13.87	13.90	13.50	13.31	12.90
Risk-based Tier 1 Capital Ratio	14.33	14.37	13.98	13.80	13.38
Risk-based Total Capital Ratio	15.58	15.62	15.23	15.05	14.63

Number of banking offices	21	21	21	21	21
Employee Full-Time Equivalent	227	224	222	217	217

** The efficiency ratio is a non-GAAP measure, calculated based on the noninterest expense divided by the sum of net interest income plus non interest income, excluding net gains and losses on securities.

UNITY BANCORP, INC.

LOAN PORTFOLIO COMPOSITION

March 31, 2025

In thousands, except percentages	March 31, 2025%		December 31, 2024%
Loans Held for Sale	$14,000	0.6%	$12,163	0.5%

SBA Loans
SBA loans held for investment	36,686	1.6%	36,859	1.6%
SBA PPP	1,307	0.1%	1,450	0.1%
Total SBA Loans	37,993	1.7%	38,309	1.7%

Commercial Loans
Commercial construction	129,829	5.5%	130,193	5.8%
SBA 504	52,734	2.2%	48,479	2.1%
Commercial & industrial	155,187	6.6%	147,186	6.5%
Commercial mortgage - owner occupied	606,611	26.0%	577,541	25.6%
Commercial mortgage - nonowner occupied	462,817	19.7%	428,600	19.0%
Other	79,676	3.4%	79,630	3.5%
Total Commercial Loans	1,486,854	63.4%	1,411,629	62.5%

Residential Mortgage Loans	654,250	27.9%	630,927	27.9%

Consumer Loans
Home equity	75,646	3.2%	73,223	3.2%
Consumer other	2,974	0.1%	3,488	0.2%
Total Consumer Loans	78,620	3.3%	76,711	3.4%

Residential Construction Loans	73,413	3.1%	90,918	4.0%

Total Gross Loans	$2,345,130	100.0%	$2,260,657	100.0%